Exhibit 3.1

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MEAD JOHNSON NUTRITION COMPANY

FIRST: The name of the corporation is MEAD JOHNSON NUTRITION COMPANY (hereinafter called the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is 4,500,000,000 shares, consisting of (i) 3,000,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (ii) 1,200,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) 300,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A. Common Stock

1. Ranking. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, shall be in all respects identical, except as otherwise required by law or expressly provided in this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

2. Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or this Certificate of Incorporation:

(a) with respect to any actions of stockholders for which a record date was fixed: (i) each share of Class A Common Stock outstanding on any such record date shall be entitled to one vote and (ii) subject to adjustment as set forth in Section A(6)(e) below, each share of Class B Common Stock outstanding on any such record date shall be entitled to 10 votes;

(b) the holders of Class A Common Stock and the Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation;

(c) the vote required to constitute approval of any corporate action shall be a majority of all votes cast on the matter by the holders of outstanding shares of Common Stock at a meeting at which a quorum exists;

(d) holders of Common Stock shall be entitled to cast votes in person or by proxy in the manner and to the extent permitted under the Amended and Restated By-laws of the Corporation (the “By-laws”); and

(e) notwithstanding any other provision of this Certificate of Incorporation to the contrary, (i) so long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, amend, alter or repeal any provision of this Certificate of Incorporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock and (ii) so long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class B Common Stock, amend, alter or repeal any provision of this Certificate so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock as compared to those of the Class A Common Stock; provided that, for the foregoing purposes, any alteration or change with respect to, and any provision for, the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one-for-one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

3. Dividends; Changes in Common Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or in shares of Class B Common Stock, as the case may be, or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or shares of Class B Common Stock, such dividends shall be declared at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be. Similarly, if the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

4. Liquidation. Subject to the rights of the holders of Preferred Stock and without limiting the generality of Section A(1) above, shares of Class A Common Stock and Class B Common Stock shall rank pari passu with each other as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities (which shall be subject to Section A(5)) or a sale, lease or conveyance of all or a part of its assets.

5. Reorganization or Merger. Subject to the rights of the holders of Preferred Stock, in case of any reorganization, voluntary consolidation, share exchange or merger of the Corporation with or into another corporation or other entity or corporations or other entities in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash). In the event that the holders of shares of Class A Common Stock or of shares of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights, as the case may be.

6. Conversion of Class B Common Stock.

(a) Each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates, if any, for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock), and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named in such notice. Such notice shall set forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates, if any, therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

(b) Each share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by BMS or a subsidiary of BMS.

(c) Each outstanding share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock on the date on which the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock beneficially owned by BMS and its affiliates (not including the Corporation and the Corporation’s subsidiaries) represents less than 20% of the aggregate number of shares of the then outstanding Common Stock.

(d) Each outstanding share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock if such action is approved by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of Class B Common Stock.

(e) Notwithstanding the foregoing Sections A(6)(a), A(6)(b), A(6)(c) or A(6)(d), if BMS or its affiliates transfer the Class B Common Stock to BMS stockholders or creditors (including creditors of a BMS subsidiary) in connection with a transaction intended to qualify for non-recognition of gain and loss under Section 355(a) of the Internal Revenue Code (or any corresponding provisions of any successor statute) (a “Distribution”), such distributed Class B Common Stock shall no longer be convertible into Class A Common Stock, whether automatically, at the election of the holder of the Class B Common Stock, or otherwise, provided that the number of votes to which each share of Class B Common Stock is entitled to vote under Section A(2)(a)(ii) above shall be automatically reduced to the lowest whole number (but not lower than one) that would permit such Distribution to qualify as tax-free under Section 355(a) of the Internal Revenue Code. For the purposes of this Section A, a Distribution shall be deemed to have occurred at the time the shares are first transferred to stockholders or creditors of BMS following receipt of a certificate described in Section A(6)(i)(ii) below.

(f) The Corporation shall provide notice of (i) any automatic conversion of outstanding shares of Class B Common Stock to holders of record of such shares of Class B Common Stock pursuant to Section A(6)(b) above as soon as practicable following such conversion; and (ii) any automatic conversion of all outstanding shares of

Class B Common Stock pursuant to a Sections A(6)(c) and A(6)(d) above to all holders of record of such shares of Class B Common Stock as soon as practicable following such conversion; provided, however, that in each case the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the DGCL; provided further, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock.

(g) Immediately upon conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to provisions of this Article, the rights of such holders of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion subject to the following sentence. Any dividend which may have been declared on shares of Class B Common Stock which have been converted into shares of Class A Common Stock pursuant to the provisions of this Article, and for which the record date or payment date of such dividend is subsequent to such conversion date, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

(h) Prior to a Distribution, holders of shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the qualifications of Section A(6)(i) below, and under no other circumstances; or (ii) convert any or all of such shares of Class B Common Stock into shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock to any person as provided in Section A(6)(a) above). Prior to a Distribution, no one other than persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer meeting the qualifications set forth in Section A(6)(i) below, shall have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock. Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock (subject to any restrictions at such time on transfers of shares of Class A Common Stock).

(i) Prior to a Distribution, shares of Class B Common Stock shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of proper transfer documents, accompanied by a certificate stating either (i) that such transfer is to BMS or a subsidiary of BMS; or (ii) that such transfer is to the stockholders or creditors of BMS in connection with a Distribution.

(j) Prior to a Distribution, every certificate of shares of Class B Common Stock, if any, shall bear a legend on its face reading as follows:

“THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS SET FORTH IN SECTION A(6) IN ARTICLE FOURTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION AND NO PERSON WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS PRESCRIBED IN SUCH ARTICLE IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK, BUT THE RECORD HOLDER OF THIS CERTIFICATE MAY AT SUCH TIME AND IN THE MANNER SET FORTH IN SECTION A(6) IN ARTICLE FOURTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION CONVERT SUCH SHARES OF CLASS B COMMON STOCK INTO THE SAME NUMBER OF SHARES OF CLASS A COMMON STOCK FOR PURPOSES OF EFFECTING THE SALE OR OTHER DISPOSITION OF SUCH SHARES OF CLASS A COMMON STOCK TO ANY PERSON. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.”

Upon and after the transfer of shares of Class B Common Stock in a Distribution, certificates for shares of Class B Common Stock, if any, shall no longer bear the legend set forth above.

(k) Prior to a Distribution, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

B. Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates on which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or any other class or series;

(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

C. Reclassification and Stock Split.

1. Reclassification. Immediately upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Corporation (the “Old Common Stock”) issued and outstanding as of the close of business on the day prior to the Effective Time shall be automatically reclassified as and converted into one share of Class B Common Stock (the “Reclassification”).

2. Certificates. The Reclassification shall be deemed to occur at the Effective Time, regardless of when any certificate previously representing such shares of Old Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing Class B Common Stock. Each certificate outstanding immediately prior to the Effective Time representing shares of Old Common Stock shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Class B Common Stock, automatically represent from and after the Effective Time the same number of shares of Class B Common Stock.

3. Status. The Corporation shall not close its books against the transfer of Old Common Stock in any manner that interferes with the Reclassification. All shares of Class A Common Stock and Class B Common Stock outstanding after the Reclassification shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

D. No Fractional Shares. No fractional shares of capital stock of the Corporation shall be issued, but in lieu thereof the Corporation may, at its option, make a cash adjustment therefore.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. The number of the directors of the Corporation shall be fixed from time to time by the Board. The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be elected by plurality vote by the stockholders entitled to vote thereon at each annual meeting of the stockholders.

Any vacancy on the Board that results from an increase in the number of directors, from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation at any annual or special meeting of the stockholders.

Pursuant to the By-laws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

SIXTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article EIGHTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matters occurring prior to such repeal or modification.

The Corporation shall, to the fullest extent permitted by the DGCL, advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any director or officer within 15 days of presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil or criminal, administrative or investigative, so long as the Corporation receives from such director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the DGCL. Such obligation to advance costs and expenses shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross-claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

NINTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

TENTH: So long as BMS and its subsidiaries, other than the Corporation, beneficially own shares of Common Stock representing greater than 50% of the total voting power of the outstanding shares generally entitled to elect directors of the Corporation, and subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, are signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action. Once BMS and its subsidiaries, other than the Corporation, cease to beneficially own shares of Common Stock representing greater than 50% of the total voting power of the outstanding shares generally entitled to elect directors of the Corporation, and subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

The By-laws may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

ELEVENTH: Subject to the terms of any series of Preferred Stock, special meetings of the stockholders may be called at any time only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the chairman of the Board.

TWELFTH: The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article SEVENTH and Article EIGHTH, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

THIRTEENTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the By-laws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by written consent. The By-Laws may also be altered, amended or repealed, in whole or in part, and new By-laws may be adopted by the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation at any annual or special meeting of the stockholders.

FOURTEENTH: Except as otherwise defined in this Certificate of Incorporation, the following terms shall have the meanings ascribed to them below:

1. “affiliate” shall have the meaning given to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

2. “beneficial ownership” shall have the meaning given to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

3. “BMS” shall mean Bristol-Myers Squibb Company, a Delaware corporation, and any of its successors by way of merger, share exchange or sale of all or substantially all of its assets.

4. “person” shall mean a natural person, corporation, partnership, joint venture, association or legal entity of any kind; each reference to a “natural person” (or to a “record holder” of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

5. “subsidiary” shall mean, as to any person, a corporation, partnership, joint venture, association or other entity in which such person beneficially owns (directly or indirectly) 50% or more of the outstanding voting power or partnership interests or similar voting interests.

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